Earnings Call April 29, 2020 Supplemental information

Forward-looking statements The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the COVID-19 pandemic and its effects, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, market share, development of new information tools and models, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated April 28, 2020 (the “Q1 Earnings Release Form 8-K”), the Form 8-K dated April 16, 2020, the Form 10-K for the year ended December 31, 2019, the Form 10-Q for the quarter ended March 31, 2020, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q1 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Encompass Health 2

Table of contents Q1 2020 summary.................................................................................................... 4-5 COVID-19 pandemic ................................................................................................. 6 Inpatient rehabilitation segment ................................................................................. 7-8 Home health & hospice segment.................................................................................. 9-10 Consolidated Adjusted EBITDA..................................................................................... 11 Earnings per share................................................................................................... 12-13 Adjusted free cash flow ............................................................................................ 14 Uses of free cash flow .............................................................................................. 15 Appendix Map of locations ..................................................................................................... 17 Expansion activity ................................................................................................... 18 Clinical collaboration ............................................................................................... 19 Pre-payment claims denials - inpatient rehabilitation segment ............................................. 20 Overview of rollover shares and SARs ............................................................................ 21 Debt maturity profile and schedule .............................................................................. 22-23 New-store/same-store growth..................................................................................... 24-26 Payment sources (percent of revenues) ......................................................................... 27 Inpatient rehabilitation operational and labor metrics ....................................................... 28 Home health & hospice operational metrics .................................................................... 29 Share information ................................................................................................... 30 Segment operating results ......................................................................................... 31-32 Reconciliations to GAAP ............................................................................................ 33-39 End notes ............................................................................................................. 40-41 Encompass Health 3

Q1 2020 summary Q1 ($millions) 2020 2019 Growth Encompass Health Consolidated Net operating revenues $ 1,182.0 $ 1,124.0 5.2 % Adjusted EBITDA $ 228.0 $ 242.9 (6.1)% Inpatient Rehabilitation Segment Net operating revenues $ 909.2 $ 870.1 4.5 % Adjusted EBITDA $ 215.5 $ 230.0 (6.3)% Home Health and Hospice Segment Net operating revenues $ 272.8 $ 253.9 7.4 % Adjusted EBITDA $ 41.0 $ 46.3 (11.4)% Major takeaways: u Inpatient rehabilitation segment Ÿ Discharge growth of 4.7%; same store = 2.4% Ÿ Net revenue per discharge increase of 0.3% u Home health and hospice segment Ÿ Home health admissions growth of 11.9%; same store = 0.2% Ÿ Revenue per episode decrease of 4.8% u Consolidated Adjusted EBITDA decreased 6.1%. u Adjusted EPS of $0.87 per diluted share decreased 16.3% - see pages 12 and 13. u Adjusted free cash flow of $74.6 million - see page 14. Encompass Health Reconciliations to GAAP provided on pages 33-39 4

Q1 2020 summary (cont.)

Expansion activity (see page 18)

- Opened a new 50-bed inpatient rehabilitation hospital in Murrieta, California in February 2020
- Announced plans to build 40-bed inpatient rehabilitation hospitals in the following locations:
  - ✓ San Angelo, Texas (in joint venture with Shannon Health)
  - ✓ Greenville, South Carolina
  - ✓ Pensacola, Florida
  - ✓ Shreveport, Louisiana
  - ✓ Waco, Texas
- Added 23 beds to existing hospitals
- Acquired one new home health location in Lynchburg, Virginia and opened one new hospice location in Allen, Texas

Balance sheet - See debt maturity profile on page 22

- Leverage ratio of 3.5x at quarter end
- Approximately $613 million available under $1 billion revolving credit facility at quarter end
- Amended senior credit facility in April 2020 (see page 6)

Shareholder and other distributions

- Paid quarterly cash dividend of $0.28 per share in January 2020
- Declared a $0.28 per share quarterly cash dividend in February 2020 (paid in April 2020)
- Settled the final put of the Home Health Holdings rollover shares and exercise of SARs in February 2020 for approximately $263 million of cash and approximately $46 million of EHC shares (see page 21)
- Repurchased 80,304 shares of common stock for $4.9 million in Q1 2020(1)
  - ✓ Repurchases were suspended in mid-March(1)

Encompass Health
Refer to pages 40-41 for end notes.
5

We are responding to the rapidly changing environment due to the COVID-19 pandemic. u The safety and well-being of our patients and employees remain a critical focus for us. Ÿ Staying current with the CDC’s guidance on the use of personal protective equipment (“PPE”), which is frequently updated Ÿ Limiting visitors in our hospitals to primary caregivers who require training in order to safely discharge a patient home Ÿ Screening everyone entering our hospitals and self-screening all home health and hospice employees Ÿ Performing pre-visit telephone calls to assess risk factors within the home, including patient and caregiver health status Ÿ Following social distancing recommendations in our therapy gyms and performing therapy in patient rooms, if needed Ÿ Suspended all hospital-based outpatient services Ÿ Implemented work-at-home policies for home office and certain field personnel Ÿ Halted all non-essential travel u We continue to take actions to enhance our operational and financial flexibility and to ensure the Company’s long-term sustainability. Ÿ Managing labor costs in response to lower patient volumes via furloughs, changes to compensation structures and workforce reductions Ÿ Secured secondary sources of PPE and other medical supplies Ÿ Suspended our authorized share repurchase program in mid-March Ÿ Amended our senior credit facility in April 2020 ü Primarily provided covenant relief due to disruptions from the COVID-19 pandemic Ÿ Developed plans for reducing capital expenditures u Given the rapidly changing operating conditions related to the COVID-19 pandemic, we cannot accurately estimate the effects on our full-year 2020 financial results. Ÿ Withdrew 2020 guidance and five-year growth targets on April 16, 2020 u We remain optimistic regarding the intermediate and long-term prospects for both of our business segments. Encompass Health 6

Inpatient rehabilitation segment - revenue

($millions)	Q1 2020	Q1 2019	Favorable/ (Unfavorable)
Net operating revenues:			
Inpatient	$ 890.0	$ 847.6	5.0%
Outpatient and other	19.2	22.5	(14.7%)
Total segment revenue	**$ 909.2**	**$ 870.1**	4.5%
(Actual Amounts)			
Discharges	47,750	45,609	4.7%
Same-store discharge growth			2.4%
Net patient revenue per discharge	$ 18,639	$ 18,584	0.3%
Revenue reserves related to bad debt as a percent of revenue	1.2%	1.4%	(20 basis points)

- **Revenue growth was driven by volume and pricing growth.**
  - **New-store discharge growth resulted from joint ventures in Lubbock, TX (May 2019) and Boise, ID (July 2019) and wholly owned hospitals in Katy, TX (September 2019) and Murrieta, CA (February 2020).**
  - **New-store growth also resulted from a joint venture hospital in Yuma, Arizona changing from the equity method of accounting to a consolidated entity effective July 1, 2019.[(2)]**
  - **Growth in net patient revenue per discharge primarily resulted from an increase in reimbursement rates offset by prior period cost report adjustments.**
  - **The decrease in outpatient revenue resulted from the suspension of hospital-based outpatient services in mid-March 2020 and the closure of certain hospital-based outpatient programs in 2019.**
  - **Revenue reserves related to bad debt as a percent of revenue decreased 20 basis points primarily due to the continued favorable resolution of medical claims reviews.**

Encompass Health

Refer to pages 40-41 for end notes.

7

Inpatient rehabilitation segment - Adjusted EBITDA

($millions)	Q1 2020	% of Revenue	Q1 2019	% of Revenue
Net operating revenues	$ 909.2		$ 870.1	
Operating expenses:				
Salaries and benefits	(482.3)	53.0%	(445.0)	51.1%
Other operating expenses[a]	(134.7)	14.8%	(127.6)	14.7%
Supplies	(39.6)	4.4%	(35.6)	4.1%
Occupancy costs	(15.3)	1.7%	(15.8)	1.8%
Hospital operating expenses	(189.6)	20.9%	(179.0)	20.6%
Other (expense) income[b]	(1.6)		2.8	
Equity in nonconsolidated affiliates	0.6		2.1	
Noncontrolling interests	(20.8)		(21.0)	
Segment Adjusted EBITDA	**$215.5**		**$ 230.0**	
Percent change	(6.3)%			

In arriving at Adjusted EBITDA, the following were excluded:				
(a) Loss on disposal of assets	$ 0.1		$ 1.1	
(b) Change in fair market value of equity securities	$ 2.5		$ (0.9)	

- Other income decreased $4.4 million primarily due to the year-over-year change in the mark-to-market adjustment on the Company's non-qualified 401(k) liability (offset in general and administrative expenses).

- All expense ratios in Q1 2020 benefited from a decrease in revenue reserves related to bad debt (see page 7).
- Salaries and benefits increased as a percent of revenue primarily due to a 3.9% increase in salaries and wages per full-time equivalent and an increase in employees per occupied bed due to volume decreases in March 2020.
  - Salaries and wages per full-time equivalent were higher than expected in Q1 2020 due to the ramp up of new stores and overtime paid to employees as a result of increased volumes early in the first quarter of 2020.
  - Employee productivity decreased in March 2020 due to COVID-19 pandemic related items.
    - ✓ volume decreases in March
    - ✓ performing more individual therapy in patient rooms
    - ✓ donning and doffing of PPE
    - ✓ screenings of everyone entering the hospital
- Supplies increased as a percent of revenue primarily due to increased purchase and use of medical supplies in March 2020 due to the COVID-19 pandemic.

Encompass Health

Reconciliations to GAAP provided on pages 33-39

8

Home health and hospice segment - revenue Q1 Q1 Favorable/ ($millions) 2020 2019 (Unfavorable) Net operating revenues: Home health revenue $ 224.8 $ 219.5 2.4 % Hospice revenue 48.0 34.4 39.5 % Total segment revenue $ 272.8 $ 253.9 7.4 % Home Health Metrics (Actual Amounts) Admissions 42,476 37,944 11.9 % Same-store admissions growth 0.2 % Episodes 68,652 63,626 7.9 % Same-store episode growth (2.6)% Revenue per episode $ 2,909 $ 3,057 (4.8)% u Revenue growth was driven by volume growth. Ÿ New-store admissions growth was primarily due to the acquisition of Alacare on July 1, 2019. u Revenue per episode decreased primarily due to: Ÿ implementation of the Patient Driven Groupings Model, or “PDGM,” on January 1, 2020 ü The effects of PDGM were exacerbated by the COVID-19 pandemic, including an increase in low utilization payment adjustments, or “LUPAs”. Ÿ patient mix of the former Alacare locations u Revenue per episode in Q1 2020 benefited from the reversal of a $1.6 million reserve for a Zone Program Integrity Contractor audit. u Hospice revenue increased 39.5%, with approximately 75% of the increase resulting from the acquisition of Alacare. Encompass Health 9

Home health and hospice segment - Adjusted EBITDA

($millions)	Q1 2020	% of Revenue	Q1 2019	% of Revenue
Net operating revenues	$ 272.8		$ 253.9	
Cost of services	(130.9)	48.0%	(116.5)	45.9%
Support and overhead costs[(a)]	(100.2)	36.7%	(88.8)	35.0%
Operating expenses	(231.1)	84.7%	(205.3)	80.9%
Other income[(b)]	—		—	
Equity in net income of nonconsolidated affiliates	0.2		0.4	
Noncontrolling interests[(c)]	(0.9)		(2.7)	
Segment Adjusted EBITDA	**$ 41.0**		**$ 46.3**	
Percent change	(11.4)%			

In arriving at Adjusted EBITDA, the following were excluded:

		2020	2019
(a)	Payroll taxes on SARs exercise	$ 1.5	$ 0.2
(b)	Gain on consolidation of Treasure Coast[(3)]	$ (2.2)	$ —
(c)	SARs mark-to-market impact on noncontrolling interests (see page 21)	$ —	$ (0.8)

- Segment Adjusted EBITDA for 2019 included the acquisition of Alacare which closed on July 1, 2019.
- All expense ratios in Q1 2020 were impacted by a decrease in Medicare reimbursement rates primarily related to the implementation of PDGM, the effects of which were exacerbated by the COVID-19 pandemic.
- Cost of services as a percent of revenue increased primarily due to COVID-19 pandemic related impacts on patient volumes, staff productivity and medical supplies, as well as an increase in salaries and wages per full-time equivalent.
- Support and overhead costs as a percent of revenue increased primarily due to increased administrative costs associated with the implementation of PDGM and the Review Choice Demonstration Program, as well as an increase in sales force full-time equivalents.

Encompass Health

Reconciliations to GAAP provided on pages 33-39
Refer to pages 40-41 for end notes.

10

Consolidated Adjusted EBITDA Consolidated Adjusted EBITDA for the quarter of $228.0 million u General and administrative expenses decreased as a percent of consolidated revenue primarily due to the $4.4 million year-over-year change in the mark-to-market adjustment on the Company’s non-qualified 401(k) liability (offset in other expense within the inpatient rehabilitation segment). % of Consolidated % of Consolidated ($millions) Q1 2020 Revenue Q1 2019 Revenue Inpatient rehabilitation segment Adjusted EBITDA $ 215.5 $ 230.0 Home health and hospice segment Adjusted EBITDA 41.0 46.3 General and administrative expenses* (28.5) 2.4% (33.4) 3.0% Consolidated Adjusted EBITDA $ 228.0 $ 242.9 Percentage change (6.1)% * General and administrative expenses in the above table exclude stock compensation of $7.1 million and $19.4 million for the first quarter of Encompass Health 2020 and 2019, respectively. 11 . Reconciliations to GAAP provided on pages 33-39

Earnings per share - as reported

(In Millions, Except Per Share Data)	Q1 2020	Q1 2019
Adjusted EBITDA	$ 228.0	$ 242.9
Depreciation and amortization	(58.8)	(52.5)
Interest expense and amortization of debt discounts and fees	(43.2)	(37.2)
Stock-based compensation expense	(7.1)	(19.4)
Loss on disposal of assets	(0.1)	(1.1)
	118.8	132.7
Certain items non-indicative of ongoing operating performance:		
Transaction costs	—	(0.6)
Gain on consolidation of Treasure Coast[3]	2.2	—
SARs mark-to-market impact on noncontrolling interests (see page 21)	—	0.8
Change in fair market value of equity securities	(2.5)	0.9
Government, class action, and related settlements[4]	(2.8)	—
Payroll taxes on SARs exercise (see page 21)	(1.5)	(0.2)
Pre-tax income	114.2	133.6
Income tax expense	(27.1)	(30.8)
Income from continuing operations*	$ 87.1	$ 102.8
Diluted shares (see page 30)	99.6	99.7
Diluted earnings per share*	**$ 0.87**	**$ 1.04**

- The decrease in EPS resulted primarily from decreased Adjusted EBITDA, higher depreciation and amortization, and higher interest expense offset by a decrease in stock-based compensation.
- Higher depreciation and amortization resulted from capital investments.
- Higher interest expense resulted from increased debt, including the funding of the Alacare acquisition on July 1, 2019 and purchase of the Home Health Holdings rollover shares and exercise of SARs (see page 21).
- Stock-based compensation decreased due to the final exercise of the Home Health Holdings SARs in Q1 2020 (see page 21).
- The lower effective tax rate in 2019 primarily resulted from windfall tax benefits related to the vesting of share-based compensation.

* Earnings per share are determined using income from continuing operations attributable to Encompass Health.
Refer to pages 40-41 for end notes.

Encompass Health
12

Adjusted earnings per share(5) Q1 2020 2019 Earnings per share, as reported $ 0.87 $ 1.04 Adjustments, net of tax: Government, class action, and related settlements(4) 0.02 — Mark-to-market adjustment for stock compensation expense (see page 21) — 0.06 Income tax adjustments (0.04) (0.05) Change in fair market value of equity securities 0.02 (0.01) Gain on consolidation of Treasure Coast(3) (0.02) — Payroll taxes on SARs exercise 0.01 — Adjusted earnings per share* $ 0.87 $ 1.04 Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance. * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 38-39. Encompass Health 13 Refer to pages 40-41 for end notes.

2020 Adjusted free cash flow(6) ($14.9) $2.0 ($26.5) ($5.6) $127.8 ($8.2) $74.6 Adjusted free cash Adjusted Working capital Cash interest Cash tax Maintenance Adjusted free cash flow 3 Mos. 2019 EBITDA and other payments payments, capital expenditures flow 3 Mos. 2020 net of refunds u Adjusted free cash flow was lower in Q1 2020 than Q1 2019 due to increased working capital, a decrease in Adjusted EBITDA, an increase in maintenance capital expenditures and an increase in cash interest payments. Ÿ Increased working capital primarily resulted from higher accounts receivable, the timing of payroll cycles, and the timing of and increase in cash interest payments. ü Accounts receivable in the home health and hospice segment increased approximately $33 million year over year primarily due to the transition to PDGM, including a reduction in the Request for Anticipated Payment, or “RAP,” program for home health agencies.(7) Reconciliations to GAAP provided on pages 33-39 Encompass Health Refer to pages 40-41 for end notes. 14

Uses of free cash flow ($millions) 3 Months 2020 2019 Actuals Actuals IRF bed expansions $8.5 $39.8 New IRFs - De novos 29.1 114.2 Growth in core - Acquisitions — — business - Replacement IRFs and other 9.5 83.1 Home health and hospice acquisitions (includes Alacare in 2019) 1.1 231.5 $48.2 $468.6 Debt reduction Debt (borrowings) redemptions, net $(299.5) $(548.2) Quarterly cash dividend currently set at $0.28 per common share(8) Cash dividends on common stock(8) 29.0 108.7 Shareholder Purchase of Home Health Holdings and other rollover shares and exercise of SARs distributions (see page 21) 262.9 231.4 Common stock repurchases 4.9 45.9 $(2.7) $(162.2) ~$199 million authorization remaining as of March 31, 2020(1) Encompass Health See the debt schedule on page 23. Refer to pages 40-41 for end notes. 15

Appendix

Encompass Health | a leading provider of inpatient rehabilitation and home-based care



Market overlap

89 of EHC's IRFs have an EHC home health location within the service area.*

Portfolio as of March 31, 2020

- Inpatient rehabilitation hospitals ("IRFs")
- Home health locations
- Hospice locations
- 11 Future IRFs**

37 States and Puerto Rico ~43,800 employees

Inpatient rehabilitation - 03/31/20	
134	IRFs (47 are joint ventures)
33	States and Puerto Rico
~32,100	Employees
23%	of licensed beds†
31%	of Medicare patients served†
Key statistics - trailing 4 quarters	
~189,000	Inpatient discharges
~$3.6	Billion in revenue

Largest owner and operator of IRFs

4th Largest provider of Medicare-certified skilled home health services

Home health and hospice - 03/31/20	
245	Home health locations
83	Hospice locations
31	States
~11,700	Employees
Key statistics - trailing 4 quarters	
~164,300	Home health admissions
~11,100	Hospice admissions
~$1.1	Billion in revenue

* Excluding markets that have home health licensure barriers ** Previously announced under development † Based on 2017 and 2018 data
Note: One of the 245 home health locations is nonconsolidated. This location is accounted for using the equity method of accounting.

Encompass Health 17

Expansion activity

Certain development projects may be delayed due to the COVID-19 pandemic.

Inpatient Rehabilitation Facilities - As of March 31, 2020			
	# of New Beds		
	2020	2021	2022
De novo:			
Murrieta, CA	50	—	—
1 Sioux Falls, SD	40	—	—
2 Toledo, OH	40		—
3 Cumming, GA	—	50	—
4 North Tampa, FL	—	50	—
5 Stockbridge, GA	—	50	—
6 Greenville, SC	—	40	—
7 Pensacola, FL	—	40	—
8 Shreveport, LA	—	40	—
9 Waco, TX	—	40	—
Joint ventures:			
10 Coralville, IA	40	—	
11 San Angelo, TX	—	40	
Bed expansions, net*	~120	~100	~100
	~290	~450	~100

11 Previously announced IRF development projects underway

2 New states

Q1 2020 expansion activity highlights:

- Began operating a 50-bed inpatient rehabilitation hospital in Murrieta, California in February 2020
- Announced plans to build five new 40-bed inpatient rehabilitation hospitals:
  - San Angelo, Texas - joint venture with Shannon Health
  - Greenville, South Carolina
  - Pensacola, Florida
  - Shreveport, Louisiana
  - Waco, Texas
- Added 23 beds to existing hospitals**

Home Health and Hospice Locations	
	# of Locations
December 31, 2019	328
Acquisitions	1
Opening of new locations	1
Merging of locations	(2)
March 31, 2020	328

Q1 2020 expansion activity highlights:

- Acquired one home health location in Virginia
- Opened one hospice location in Texas

* Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. For 2021 and 2022, the currently expected range for bed expansions is 100 to 150.

** Does not include the de-licensing of 10 beds in Parkersburg, West Virginia

Encompass Health
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The Company continues to improve the patient experience and outcomes through integrated care delivery.

- **Clinical collaboration objectives:**
  - Improve patient experience and outcomes
  - Reduce total cost of care across a post-acute episode
- Coordination between our IRFs and HH teams is resulting in lower discharges to SNFs and higher discharges home.

- **The clinical collaboration rate with Encompass Health's inpatient rehabilitation hospitals decreased 10 basis points in Q1 2020 compared to Q1 2019.**
  - Medicare fee-for-service clinical collaboration rate was 43.8% in Q1 2020 v. 43.4% in Q1 2019.
  - Medicare Advantage clinical collaboration rate was 16.3% in Q1 2020 v. 13.5% in Q1 2019.

Inpatient rehabilitation-home health clinical collaboration (all payors) overlap markets*



Clinical Collaboration Rate
18.5%
8,555
37,671
71
2015
25.4%
13,800
40.637
72
2016
29.5%
17,947
42,950
76
2017
34.0%
21,547
41,858
81
2018
35.6%
24,560
44,479
89
2019
35.9%
6,815
12,174
89
Q1-20
Encompass Health IRF discharges to:
EHC Home Health
Overlap Markets*
Non-EHC Home Health

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

Encompass Health
19

Pre-payment claims denials - inpatient rehabilitation segment

Background

- For several years prior to 2018, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials. On claims it takes to an administrative law judge ("ALJ"), Encompass Health historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In November 2018, a federal court ordered HHS to reduce the backlog in the following increments: a 19% reduction by the end of FY 2019; a 49% reduction by the end of FY 2020; a 75% reduction by the end of FY 2021; and elimination of the backlog by the end of FY 2022.
- All Medicare providers continue to experience delays resulting in a growing backlog.
  - Currently, ALJs are hearing Encompass Health appeals from claims denied up to eight years ago.
- In late 2017, CMS implemented the Targeted Probe and Educate ("TPE") initiative.*
- Effective March 2020, CMS suspended most Medicare fee-for-service medical reviews during the public health emergency, including TPE and current post-payment reviews. CMS may conduct reviews during or after the public health emergency if there is an indication of potential fraud.

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q1 2020	$4.2	$(5.0)	$1.3	$–
Q4 2019	3.8	(4.6)	1.1	–
Q3 2019	11.3	(6.1)	3.4	–
Q2 2019	3.5	(1.7)	1.1	–
Q1 2019	1.6	(2.5)	0.5	–
Q4 2018	4.6	(3.2)	1.4	–
Q3 2018	0.7	(1.3)	0.2	–
Q2 2018	1.8	(2.8)	0.5	–
Q1 2018	3.1	(6.8)	0.9	–
Q4 2017	0.7	(7.8)	0.2	–
Q3 2017	7.4	(6.2)	2.2	–
Q2 2017	16.5	(7.7)	4.9	–
Q1 2017	19.0	(5.9)	5.7	–

Impact to Balance Sheet

	March 31, 2020	Dec. 31, 2019	Dec. 31, 2018
		(In Millions)	
Pre-payment claims denials	$ 153.4	$ 155.3	$ 158.1
Recorded reserves	(46.0)	(46.6)	(47.4)
Net accounts receivable from pre-payment claims denials	**$ 107.4**	**$ 108.7**	**$ 110.7**

* For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html

Encompass Health

20

Overview of rollover shares and SARs held by members of the home health and hospice management team

Background

In connection with the 2014 acquisition of Encompass Home Health and Hospice:

- Certain members of that management team rolled a portion of their pre-acquisition equity into the post-acquisition entity ("Home Health Holdings") resulting in a 16.7% ownership interest (the "Rollover Shares").
- The Company also granted stock appreciation rights ("SARs") based on the fair value of the common stock of Home Health Holdings to certain members of that management team. Half of the SARs vested on Jan. 1, 2019, and the other half vested on Jan. 1, 2020.
- Home Health Holdings was capitalized with a promissory note to the parent company totaling approximately $385 million (equal to 5.5x the segment's 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure.
- To the extent Home Health Holdings needed cash (e.g., acquisitions, capex, etc.), such amounts were added to the principal amount of the original note and subsequent new notes. Cash generated from the operations of Home Health Holdings has been used to pay interest and a portion of the principal on the notes.



Home Health Holdings
Original Rollover Shares 16.7%

Options	**Holder** – The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20
	Company – The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20
Valuation	Fair value of the Rollover Shares and SARs was determined using the product of Home Health Holdings' EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent.
Activity	In Feb. 2018, July 2019, and Jan. 2020, holders exercised their rights to sell Rollover Shares to EHC. EHC settled the exercises upon payment of approximately $65 million, approximately $163 million, and approximately $162 million in Q1 2018, Q3 2019 and Q1 2020, respectively. After the approximate $162 million payment was made in February 2020, only $46 million of the rollover shares remained outstanding, representing approximately 1.2% Home Health Holdings.
	In Q1 2019 and Q3 2019, holders exercised vested SARs for cash proceeds of approximately $13 million and approximately $55 million, respectively. In Q1 2020, holders exercised the remaining SARs for cash proceeds of approximately $101 million.
	On Feb. 20, 2020, the Company and each of April Anthony and Luke James agreed to exchange the remaining rollover shares (approximately $45 million and $1 million, respectively) for an equal value of shares of EHC. The exchange settled in March 2020.

Encompass Health
21

Debt maturity profile - face value As of March 31, 2020* ($ in millions) $613 Available Callable beginning $350 Drawn November 2017 + $37 reserved for Callable beginning Revolver February 2023 LCs capacity Callable beginning February 2025 $700 Callable beginning Callable beginning Senior September 2020 March 2018 Notes 5.75% $500 $500 $350 Senior Senior $300 Senior Notes Notes Senior Revolver $262 Notes 4.5% 4.75% Notes Term 5.75% 5.125% Loans 2020 2022 2023 2024 2024 2024 2025 2026 2027 2028 2029 2030 No significant debt maturities prior to 2023 * This chart does not include ~$381 million of finance lease obligations or ~$45 million of other notes payable. Encompass Health See the debt schedule on page 23. 22

Debt schedule Change in March 31, December 31, Debt vs. ($millions) 2020 2019 YE 2019 Advances under $1 billion revolving credit facility, November 2024 - LIBOR +150bps $ 350.0 $ 45.0 $ 305.0 Term loan facility, November 2024 - LIBOR +150bps 261.9 265.2 (3.3) Bonds Payable: 5.125% Senior Notes due 2023 297.5 297.3 0.2 5.75% Senior Notes due 2024(9) 697.5 697.3 0.2 5.75% Senior Notes due 2025 345.8 345.6 0.2 4.50% Senior Notes due 2028(10) 491.9 491.7 0.2 4.75% Senior Notes due 2030(10) 491.8 491.7 0.1 Other notes payable 44.5 44.7 (0.2) Finance lease obligations 381.2 384.1 (2.9) Long-term debt $ 3,362.1 $ 3,062.6 $ 299.5 Debt to Adjusted EBITDA 3.5x 3.2x Encompass Health Reconciliations to GAAP provided on pages 33-39; Refer to pages 40-41 for end notes. 23

New-store/same-store growth Inpatient Rehabilitation 25.0 Shelby County, AL (34 beds) Yuma, AZ (51 beds)(2) Bluffton, SC (38 beds) 20.0 Boise, ID (40 beds) Katy, TX (40 beds) Gulfport, MS (33 beds) Murrells Inlet, 15.0 SC (29 beds) Lubbock, TX Westerville, OH (60 beds) (40 beds) Murrieta, CA (50 beds) Pearland, TX Winston-Salem, 10.0 Jackson, TN (40 beds) NC (68 beds) (48 beds) 5.0 0.0 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Discharges Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 New store 1.9% 2.4% 2.0% 1.9% 1.6% 1.0% 1.7% 1.3% 1.5% 2.4% 2.0% 2.3% Same store 1.6% 1.4% 3.9% 4.8% 3.6% 2.0% 1.9% (0.2)% 2.2% 3.1% 3.2% 2.4% Total by qtr. 3.5% 3.8% 5.9% 6.7% 5.2% 3.0% 3.6% 1.1% 3.7% 5.5% 5.2% 4.7% Total by year 4.0% 4.6% 3.9% Same-store year* 1.8% 2.8% 1.8% Same-store year UDS (11) (0.5)% 1.1% 1.3% * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Encompass Health Refer to pages 40-41 for end notes. 24

New-store/same-store growth Home Health Acquired Alacare Home Health & Hospice 30.0 (23 home health locations in Alabama) in July 2019 25.0 Acquired Camellia Healthcare (14 home health locations in 3 states) 20.0 in May 2018 15.0 10.0 5.0 0.0 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Admissions Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 New store 6.4% 6.7% 3.5% 2.5% 5.3% 5.4% 5.3% 5.7% 2.9% 13.0% 12.3% 11.7% Same store* 13.3% 8.8% 10.1% 7.4% 5.1% 3.8% 5.4% 6.4% 8.3% 9.7% 6.6% 0.2% Total by quarter 19.7% 15.5% 13.6% 9.9% 10.4% 9.2% 10.7% 12.1% 11.2% 22.7% 18.9% 11.9% Total by year 17.0% 10.0% 16.3% Same-store year* 11.4% 5.6% 7.7% u In 2017, the Company acquired or opened 15 home health locations. u In 2018, the Company acquired or opened 23 home health locations. u In 2019, the Company acquired or opened 27 home health locations. u In 2020, the Company acquired or opened 1 home health location and consolidated one former equity method location(3). * Includes consolidated home health agencies classified as same store during each period Encompass Health 25 Refer to pages 40-41 for end notes.

New-store/same-store growth Hospice Acquired Camellia Healthcare (18 hospice locations in 3 states) 70.0 Acquired Alacare Home Health & Hospice in May 2018 (23 hospice locations in Alabama) 60.0 in July 2019 50.0 40.0 30.0 20.0 10.0 0.0 -10.0 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Admissions Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 New store 28.8% 24.2% 8.8% 4.4% 26.1% 40.3% 41.2% 35.5% 15.7% 34.6% 31.1% 30.9% Same store* 13.1% 28.8% 27.2% 36.8% 35.2% 21.1% 8.6% 13.7% 13.6% 5.8% 10.1% (5.3)% Total by quarter 41.9% 53.0% 36.0% 41.2% 61.3% 61.4% 49.8% 49.2% 29.3% 40.4% 41.2% 25.6% Total by year 45.9% 53.5% 39.8% Same-store year* 20.9% 24.6% 12.2% u In 2017, the Company acquired or opened 2 hospice locations. u In 2018, the Company acquired or opened 22 hospice locations. u In 2019, the Company acquired or opened 25 hospice locations. u In 2020, the Company opened 1 hospice location. Encompass Health * Includes consolidated hospice agencies classified as same store during each period 26

Payment sources (percent of revenues) Inpatient Home Health Rehabilitation and Hospice Consolidated Segment Segment Q1 Q1 Q1 Full Year 2020 2019 2020 2019 2020 2019 2019 Medicare 70.5% 73.5% 83.0% 84.6% 73.4% 76.0% 75.1% Medicare Advantage 12.3% 9.8% 10.8% 10.0% 11.9% 9.8% 10.6% Managed care 9.9% 9.6% 4.4% 3.3% 8.7% 8.2% 8.3% Medicaid 3.4% 3.0% 1.5% 1.7% 3.0% 2.7% 2.8% Other third-party payors 1.2% 1.1% —% —% 0.9% 0.9% 0.9% Workers’ compensation 0.8% 0.9% 0.1% 0.1% 0.6% 0.7% 0.7% Patients 0.6% 0.7% 0.1% 0.2% 0.5% 0.6% 0.5% Other income 1.3% 1.4% 0.1% 0.1% 1.0% 1.1% 1.1% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Encompass Health 27

Inpatient rehabilitation operational and labor metrics Q1 Q4 Q3 Q2 Q1 Full Year 2020 2019 2019 2019 2019 2019 (In Millions) Net patient revenue-inpatient $ 890.0 $ 873.5 $ 850.6 $ 851.8 $ 847.6 $ 3,423.5 Net patient revenue-outpatient and other revenues 19.2 23.2 21.7 22.1 22.5 89.5 Net operating revenues $ 909.2 $ 896.7 $ 872.3 $ 873.9 $ 870.1 $ 3,513.0 (Actual Amounts) Discharges(12) 47,750 47,885 46,669 46,679 45,609 186,842 Net patient revenue per discharge $ 18,639 $ 18,242 $ 18,226 $ 18,248 $ 18,584 $ 18,323 Outpatient visits 69,743 82,536 86,395 104,566 102,028 375,525 Average length of stay 12.7 12.4 12.6 12.5 12.8 12.6 Occupancy % 71.3% 70.0% 69.2% 70.6% 72.3% 69.5% # of licensed beds 9,322 9,249 9,219 9,062 8,941 9,249 Occupied beds 6,647 6,474 6,380 6,398 6,464 6,428 Full-time equivalents (FTEs)(13) 22,318 22,096 22,037 21,570 21,345 21,762 Contract labor 161 159 187 227 246 205 Total FTE and contract labor 22,479 22,255 22,224 21,797 21,591 21,967 EPOB(14) 3.38 3.44 3.48 3.41 3.34 3.42 Refer to pages 40-41 for end notes. Encompass Health 28

Home health and hospice operational metrics Q1 Q4 Q3 Q2 Q1 Full Year 2020 2019 2019 2019 2019 2019 (In Millions) Net home health revenue $ 224.8 $ 236.9 $ 238.9 $ 222.7 $ 219.5 $ 918.0 Net hospice revenue 48.0 50.8 50.4 38.4 34.4 174.0 Net operating revenues $ 272.8 $ 287.7 $ 289.3 $ 261.1 $ 253.9 $ 1,092.0 Home Health: (Actual Amounts) Admissions(15) 42,476 41,781 42,174 37,828 37,944 159,727 Recertifications 26,553 29,460 30,213 28,129 28,282 116,084 Episodes 68,652 73,055 72,016 66,881 63,626 275,578 Average revenue per episode $ 2,909 $ 2,901 $ 2,980 $ 2,959 $ 3,057 $ 2,972 Episodic visits per episode 16.3 16.4 17.3 17.1 17.7 17.1 Total visits 1,306,230 1,372,326 1,425,323 1,325,362 1,308,610 5,431,621 Cost per visit $ 81 $ 79 $ 78 $ 76 $ 75 $ 77 Hospice: Admissions(16) 2,986 2,866 2,884 2,324 2,378 10,452 Patient days 334,545 345,855 353,549 259,501 239,022 1,197,927 Average daily census 3,676 3,759 3,843 2,852 2,656 3,282 Revenue per day $ 144 $ 147 $ 142 $ 148 $ 144 $ 145 Encompass Health Refer to pages 40-41 for end notes. 29

Share information Weighted Average for the Period Q1 Full Year (Millions) 2020 2019 2019 2018 2017 Basic shares outstanding(17) 98.2 98.4 98.0 97.9 93.7 Convertible senior subordinated notes(17) — — — — 4.0 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.4 1.3 1.4 1.9 1.6 Diluted shares outstanding 99.6 99.7 99.4 99.8 99.3 End of Period Q1 Full Year (Millions) 2020 2019 2019 2018 2017 Basic shares outstanding 99.4 99.1 98.6 98.9 98.3 Encompass Health Refer to pages 40-41 for end notes. 30

Segment operating results

(In Millions)	Q1 2020 IRF	Q1 2020 Home Health and Hospice	Q1 2020 Reclasses	Q1 2020 Consolidated	Q1 2019 IRF	Q1 2019 Home Health and Hospice	Q1 2019 Reclasses	Q1 2019 Consolidated
Net operating revenues	$ 909.2	$ 272.8	$ —	$ 1,182.0	$ 870.1	$ 253.9	$ —	$ 1,124.0
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(482.3)	—	(195.3)	(677.6)	(445.0)	—	(175.6)	(620.6)
Other operating expenses[a]	(134.7)	—	(24.8)	(159.5)	(127.6)	—	(21.4)	(149.0)
Supplies	(39.6)	—	(6.1)	(45.7)	(35.6)	—	(4.5)	(40.1)
Occupancy	(15.3)	—	(4.9)	(20.2)	(15.8)	—	(3.8)	(19.6)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(130.9)	130.9	—	—	(116.5)	116.5	—
Support and overhead costs[b]	—	(100.2)	100.2	—	—	(88.8)	88.8	—
	(671.9)	(231.1)	—	(903.0)	(624.0)	(205.3)	—	(829.3)
Other (expense) income[c][d]	(1.6)	—	—	(1.6)	2.8	—	—	2.8
Equity in net income of nonconsolidated affiliates	0.6	0.2	—	0.8	2.1	0.4	—	2.5
Noncontrolling interests[e]	(20.8)	(0.9)	—	(21.7)	(21.0)	(2.7)	—	(23.7)
Segment Adjusted EBITDA	**$ 215.5**	**$ 41.0**	**$ —**	**256.5**	**$ 230.0**	**$ 46.3**	**$ —**	**276.3**
General and administrative expenses[f][g]				(28.5)				(33.4)
Adjusted EBITDA				**$ 228.0**				**$ 242.9**

In arriving at Adjusted EBITDA, the following were excluded:

	Q1 2020 IRF	Q1 2020 Home Health and Hospice	Q1 2020 Reclasses	Q1 2020 Consolidated	Q1 2019 IRF	Q1 2019 Home Health and Hospice	Q1 2019 Reclasses	Q1 2019 Consolidated
(a) Loss on disposal of assets	$ 0.1	$ —	$ —	$ 0.1	$ 1.1	$ —	$ —	$ 1.1
(b) Payroll taxes on SARs exercise	$ —	$ 1.5	$ —	$ 1.5	$ —	$ 0.2	$ —	$ 0.2
(c) Change in fair market value of equity securities	$ 2.5	$ —	$ —	$ 2.5	$ (0.9)	$ —	$ —	$ (0.9)
(d) Gain on consolidation of Treasure Coast[3]	$ —	$ (2.2)	$ —	$ (2.2)	$ —	$ —	$ —	$ —
(e) SARs mark-to-market impact on noncontrolling interests (see page 21)	$ —	$ —	$ —	$ —	$ —	$ (0.8)	$ —	$ (0.8)
(f) Stock-based compensation	$ —	$ —	$ —	$ 7.1	$ —	$ —	$ —	$ 19.4
(g) Transaction costs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 0.6

Encompass Health

Reconciliations to GAAP provided on pages 33-39; Refer to pages 40-41 for end notes.

31

Segment operating results Year Ended December 31, 2019 Home Health and (In Millions) IRF Hospice Reclasses Consolidated Net operating revenues $ 3,513.0 $ 1,092.0 $ — $ 4,605.0 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (1,813.1) — (758.9) (2,572.0) Other operating expenses(a) (521.9) — (90.6) (612.5) Supplies (147.0) — (20.9) (167.9) Occupancy (64.8) — (17.5) (82.3) Home Health and Hospice: Cost of services sold (excluding depreciation and amortization) — (506.2) 506.2 — Support and overhead costs(b) — (381.7) 381.7 — (2,546.8) (887.9) — (3,434.7) Other income(c)(d) 10.5 — — 10.5 Equity in net income of nonconsolidated affiliates 5.5 1.2 — 6.7 Noncontrolling interests(e) (82.6) (9.5) — (92.1) Segment Adjusted EBITDA $ 899.6 $ 195.8 $ — 1,095.4 General and administrative expenses(f)(g) (130.5) Adjusted EBITDA $ 964.9 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss (gain) on disposal of assets $ 11.2 $ (0.1) $ — $ 11.1 (b) Payroll taxes on SARs exercise $ — $ 1.0 $ — $ 1.0 (c) Change in fair market value of equity securities $ (0.8) $ — $ — $ (0.8) (d) Gain on consolidation of Yuma(2) $ (19.2) $ — $ — $ (19.2) (e) SARs mark-to-market impact on noncontrolling interests (see page 21) $ — $ (5.0) $ — $ (5.0) (f) Stock-based compensation $ — $ — $ — $ 114.4 (g) Transaction costs $ — $ — $ — $ 2.1 Encompass Health Reconciliations to GAAP provided on pages 33-39; Refer to pages 40-41 for end notes. 32

Reconciliation of net income to Adjusted EBITDA(18) 2020 Q1 (in millions, except per share data) Total Per Share Net Income $ 108.7 Loss from disc ops, net of tax, attributable to Encompass Health 0.1 Net income attributable to noncontrolling interests (21.7) Income from continuing operations attributable to Encompass Health* 87.1 $ 0.87 Government, class action, and related settlements 2.8 Provision for income tax expense 27.1 Interest expense and amortization of debt discounts and fees 43.2 Depreciation and amortization 58.8 Loss on disposal of assets 0.1 Stock-based compensation expense 7.1 Gain on consolidation of Treasure Coast(3) (2.2) Change in fair market value of equity securities 2.5 Payroll taxes on SARs exercise 1.5 Adjusted EBITDA $ 228.0 Weighted average common shares outstanding: Basic 98.2 Diluted 99.6 * Per share amounts for each period presented are based on diluted weighted-average shares outstanding. Encompass Health Refer to pages 40-41 for end notes. 33

Reconciliation of net income to Adjusted EBITDA(18)

	2019									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 125.2		$ 110.9		$ 119.5		$ 90.2		$ 445.8	
Loss from disc ops, net of tax, attributable to Encompass Health	0.5		0.1		—		—		0.6	
Net income attributable to noncontrolling interests	(22.9)		(19.7)		(21.9)		(22.6)		(87.1)	
Income from continuing operations attributable to Encompass Health*	102.8	$ 1.04	91.3	$ 0.92	97.6	$ 0.98	67.6	$ 0.68	359.3	$ 3.62
Provision for income tax expense	30.8		23.5		34.3		27.3		115.9	
Interest expense and amortization of debt discounts and fees	37.2		37.7		40.3		44.5		159.7	
Depreciation and amortization	52.5		52.7		55.1		58.4		218.7	
Loss on early extinguishment of debt	—		2.3		—		5.4		7.7	
Loss on disposal of assets	1.1		1.3		0.9		7.8		11.1	
Stock-based compensation expense	19.4		45.9		21.7		27.4		114.4	
Transaction costs	0.6		0.4		1.0		0.1		2.1	
Gain on consolidation of Yuma(2)	—		—		(19.2)		—		(19.2)	
SARs mark-to-market impact on noncontrolling interests (see page 21)	(0.8)		(2.6)		(0.9)		(0.7)		(5.0)	
Change in fair market value of equity securities	(0.9)		(0.3)		—		0.4		(0.8)	
Payroll taxes on SARs exercise	0.2		—		0.8		—		1.0	
Adjusted EBITDA	$ 242.9		$ 252.2		$ 231.6		$ 238.2		$ 964.9	
Weighted average common shares outstanding:										
Basic		98.4		98.0		97.8		97.8		98.0
Diluted		99.7		99.3		99.4		99.5		99.4

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 40-41 for end notes.

34

Net cash provided by operating activities reconciled to Adjusted EBITDA(18) Q1 Full Year (In Millions) 2020 2019 2019 Net cash provided by operating activities $ 29.3 $ 159.9 $ 635.3 Interest expense and amortization of debt discounts and fees 43.2 37.2 159.7 Equity in net income of nonconsolidated affiliates 0.8 2.5 6.7 Net income attributable to noncontrolling interests in continuing operations (21.7) (22.9) (87.1) Amortization of debt-related items (1.4) (1.0) (4.5) Distributions from nonconsolidated affiliates (1.0) (2.1) (6.6) Current portion of income tax expense 25.7 28.2 75.9 Change in assets and liabilities 154.4 36.5 180.1 Cash used in operating activities of discontinued operations 0.1 3.0 4.4 Transaction costs — 0.6 2.1 SARs mark-to-market impact on noncontrolling interests (see page 21) — (0.8) (5.0) Payroll taxes on SARs exercise 1.5 0.2 1.0 Change in fair market value of equity securities 2.5 (0.9) (0.8) Other (5.4) 2.5 3.7 Adjusted EBITDA $ 228.0 $ 242.9 $ 964.9 Encompass Health Refer to pages 40-41 for end notes. 35

Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense Three Months Ended Year Ended March 31, December 31, 2020 2019 2019 (In Millions) Total segment Adjusted EBITDA $ 256.5 $ 276.3 $ 1,095.4 General and administrative expenses (35.6) (53.4) (247.0) Depreciation and amortization (58.8) (52.5) (218.7) Loss on disposal of assets (0.1) (1.1) (11.1) Government, class action, and related settlements(4) (2.8) — — Loss on early extinguishment of debt(9) — — (7.7) Interest expense and amortization of debt discounts and fees (43.2) (37.2) (159.7) Net income attributable to noncontrolling interests 21.7 22.9 87.1 SARs mark-to-market impact on noncontrolling interests (see page 21) — 0.8 5.0 Change in fair market value of equity securities (2.5) 0.9 0.8 Gain on consolidation of former equity method location(2)(3) 2.2 — 19.2 Payroll taxes on SARs exercise (1.5) (0.2) (1.0) Income from continuing operations before income tax expense $ 135.9 $ 156.5 $ 562.3 Encompass Health Refer to pages 40-41 for end notes. 36

Reconciliation of net cash provided by operating activities to adjusted free cash flow(6) Q1 Full Year (In Millions) 2020 2019 2019 Net cash provided by operating activities $ 29.3 $ 159.9 $ 635.3 Impact of discontinued operations 0.1 3.0 4.4 Net cash provided by operating activities of continuing operations 29.4 162.9 639.7 Capital expenditures for maintenance (37.8) (29.6) (167.1) Distributions paid to noncontrolling interests of consolidated affiliates (19.1) (19.5) (79.8) Items non-indicative of ongoing operating performance: Cash paid for government, class action, and related settlements — — 52.0 Transaction costs and related assumed liabilities — 0.6 2.1 Cash paid for SARs exercise (inclusive of payroll taxes) 102.1 13.4 69.6 Adjusted free cash flow $ 74.6 $ 127.8 $ 516.5 Cash dividends on common stock $ 29.0 $ 28.3 $ 108.7 Encompass Health Refer to pages 40-41 for end notes. 37

Adjusted EPS(5) - Q1 2020

	For the Three Months Ended March 31, 2020						
		Adjustments					
	As Reported	Gov't, Class Action, & Related Settlements	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Treasure Coast	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 228.0	$ —	$ —	$ —	$ —	$ —	$ 228.0
Depreciation and amortization	(58.8)	—	—	—	—	—	(58.8)
Government, class action and related settlements	(2.8)	2.8	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(43.2)	—	—	—	—	—	(43.2)
Stock-based compensation	(7.1)	—	—	—	—	—	(7.1)
Loss on disposal of assets	(0.1)	—	—	—	—	—	(0.1)
Change in fair market value of equity securities	(2.5)	—	—	2.5	—	—	—
Gain on consolidation of Treasure Coast(3)	2.2	—	—	—	(2.2)	—	—
Payroll taxes on SARs exercise	(1.5)	—	—	—	—	1.5	—
Income from continuing operations before income tax expense	114.2	2.8	—	2.5	(2.2)	1.5	118.8
Provision for income tax expense	(27.1)	(0.7)	(4.3)	(0.6)	0.6	(0.4)	(32.5)
Income from continuing operations attributable to Encompass Health	$ 87.1	$ 2.1	$ (4.3)	$ 1.9	$ (1.6)	$ 1.1	$ 86.3
Diluted earnings per share from continuing operations*	$ 0.87	$ 0.02	$ (0.04)	$ 0.02	$ (0.02)	$ 0.01	$ 0.87
Diluted shares used in calculation	99.6						

* Adjusted EPS may not sum across due to rounding.
Refer to pages 40-41 for end notes.

Encompass Health

38

Adjusted EPS[5] - Q1 2019

	For the Three Months Ended March 31, 2019						
		Adjustments					
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 242.9	$ —	$ —	$ —	$ —	$ —	$ 242.9
Depreciation and amortization	(52.5)	—	—	—	—	—	(52.5)
Interest expense and amortization of debt discounts and fees	(37.2)	—	—	—	—	—	(37.2)
Stock-based compensation	(19.4)	9.6	—	—	—	—	(9.8)
Loss on disposal of assets	(1.1)	—	—	—	—	—	(1.1)
Transaction costs	(0.6)	—	—	0.6	—	—	—
SARs mark-to-market impact on noncontrolling interests (see page 21)	0.8	(0.8)	—	—	—	—	—
Change in fair market value of equity securities	0.9	—	—	—	(0.9)	—	—
Payroll taxes on SARs exercise	(0.2)	—	—	—	—	0.2	—
Income from continuing operations before income tax expense	133.6	8.8	—	0.6	(0.9)	0.2	142.3
Provision for income tax expense	(30.8)	(2.4)	(5.2)	(0.2)	0.2	—	(38.4)
Income from continuing operations attributable to Encompass Health	$ 102.8	$ 6.4	$ (5.2)	$ 0.4	$ (0.7)	$ 0.2	$ 103.9
Diluted earnings per share from continuing operations*	$ 1.04	$ 0.06	$ (0.05)	$ —	$ (0.01)	$ —	$ 1.04
Diluted shares used in calculation	99.7						

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 40-41 for end notes.

39

End notes (1) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of March 31, 2019, the remaining repurchase authorization was approximately $199 million. Repurchases were suspended in mid- March 2020. (2) As a result of negotiations with our partner to amend the joint venture agreement related to Yuma Rehabilitation Hospital, the accounting for this hospital changed from the equity method of accounting to a consolidated entity effective July 1, 2019. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this hospital and the remeasurement of our previously held equity interest at fair value, we recorded a $19.2 million gain as part of other income in the third quarter of 2019. (3) As a result of an amendment to the joint venture agreement related to our home health location in Treasure Coast, Florida, the accounting for this agency changed from the equity method of accounting to a consolidated entity effective January 1, 2020. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this agency and the remeasurement of our previously held equity interest at fair value, we recorded a $2.2 million gain as part of other income in the first quarter of 2020. (4) As previously disclosed, from 2013 to 2019, the Company cooperated with an investigation of alleged improper or fraudulent Medicare and Medicaid claims. The investigation, under the direction of DOJ, produced no evidence of fraud, falsity or wrongdoing. However, based on discussions with DOJ, and having considered the burdens and distractions associated with continuing the investigation and the likely costs of future litigation, the Company estimated a settlement value of $48 million and accrued a loss contingency in that amount in the fourth quarter of 2018. Following further discussions, the Company entered into an agreement effective as of June 21, 2019 to settle the DOJ investigation, together with related qui tam or “whistleblower” lawsuits, for a cash payment of $48 million. (5) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non- GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (6) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (7) On October 31, 2019, CMS released its notice of final rulemaking for calendar year 2020 (the “2020 Final HH Rule”) for home health agencies under the home health prospective payment system (the “HH-PPS”). The 2020 Final HH Rule implemented a net 1.3% market basket increase (market basket update of 1.5% reduced by 0.2% for an extension of the rural payment add-on factor) on January 1, 2020. Additionally, pursuant to the requirements of The Bipartisan Budget Act (“BBA”) of 2018, the 2020 Final HH Rule set out significant changes to the HH-PPS, including a new payment system, referred to as the Patient-Driven Groupings Model (“PDGM”), that uses 30-day payment periods and relies more heavily on clinical characteristics and other patient information (such as principal diagnosis, functional level, referral source, and timing), rather than the former therapy service-use thresholds, to set payments. CMS also finalized a 4.36% reduction in the base payment rate for 2020 intended to offset the provider behavioral changes that CMS assumed PDGM will drive. The 2020 Final HH Rule also eliminated by 2021 the process known as Request for Anticipated Payments (“RAPs”) which allows providers to seek reimbursement of either 50% or 60% of the estimated base payment for the full care episode at the beginning of that episode. As part of eliminating RAPs, beginning January 1, 2021, CMS will require home health agencies to submit “no pay” RAPs within five days of initiating a care episode, with a payment penalty for failing to timely submit the “no pay” RAP. Beginning January 1, 2022, CMS will require home health agencies to submit certain documentation and information through a notice of admission (“NOA”) within five days of initiating a care episode, with a payment penalty for failing to timely submit the NOA. CMS also adopted additional quality reporting measures and significantly increased the standardized patient assessment data elements collected by providers. Encompass Health * Reconciliations to GAAP provided on pages 33-39 40

End notes, con’t. (8) On July 20, 2017, the board of directors approved a $0.01 per share, or 4.2%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.25 per common share. On July 24, 2018, the board of directors approved a $0.02 per share, or 8.0%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.27 per common share. On July 23, 2019, the board of directors approved a $0.01 per share, or 3.7%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.28 per common share. (9) In June 2019, the Company redeemed $100 million of its 5.75% Senior Notes due 2024 at a price of 101.917%, which resulted in a total cash outlay of ~$102 million. The redemption was funded using cash on hand and funding under the Company’s revolving credit facility. As a result of this redemption, the Company recorded an approximate $2 million loss on early extinguishment of debt in the second quarter of 2019. In November 2019, the Company redeemed $400 million of its 5.75% Senior Notes due 2024 at a price of 100.958%, which resulted in a total cash outlay of approximately $404 million. The redemption was funded using a portion of the proceeds from the Company’s September 2019 public offering of $1 billion of senior unsecured notes (see end note 11). As a result of the redemption, the Company recorded an approximate $5 million loss on early extinguishment of debt in the fourth quarter of 2019. (10) In September 2019, the Company issued $500 million of 4.5% Senior Notes due 2028 and $500 million of 4.75% Senior Notes due 2030. The proceeds were used to fund the purchase of the home health rollover shares and exercise of SARs in Q3 2019, fund a call of $400 million of 5.75% Senior Notes due 2024 in Q4 2019, and repay borrowings under the Company’s revolving credit facility. (11) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~80% of industry, including Encompass Health inpatient rehabilitation sites (12) Represents discharges from 134 consolidated hospitals in Q1 2020; 133 consolidated hospitals in Q4 and Q3 2019; 130 consolidated hospitals in Q2 2019; and 129 consolidated hospitals in Q1 2019 (13) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (14) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (15) Represents home health admissions from 244 consolidated locations in Q1 2020; 243 consolidated locations in Q4 2019; 243 consolidated locations in Q3 2019; 220 consolidated locations in Q2 2019; and 219 consolidated locations in Q1 2019 (16) Represents hospice admissions from 83 locations in Q1 2020 and Q4 2019; 82 locations in Q3 2019; and 59 locations in Q2 and Q1 2019 (17) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company’s common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment. (18) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. Encompass Health 41